Exhibit 10.3
AMENDMENT NO. 2 TO THE
AIR PRODUCTS AND CHEMICALS, INC.
RETIREMENT SAVINGS PLAN
WHEREAS, Air Products and Chemicals, Inc. (the “Company”) is the Plan Sponsor of the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”); and
WHEREAS, pursuant to Plan Section 7.01 the Plan may be amended at anytime; and
WHEREAS, on May 6, 2016 the Company entered into a Purchase Agreement with Evonik Industries AG (“Evonik”) whereby the Company agreed to sell, convey, assign, transfer and deliver to Evonik the right, title and interest of the Company PMD Business and whereby Evonik agreed to purchase, acquire and accept from the Company the PMD Business, the terms of which are set forth in the Purchase Agreement by and between Air Products and Chemicals, Inc., and Evonik Industries AG Dated as of May 6, 2016 (the “Agreement”); and
WHEREAS, pursuant to the terms of the Agreement, the Company desires to amend the Plan to update Schedule I and to vest the Core Contribution of employees of the Company’s PMD Business who will become employees of Evonik who are Participants in the Plan.
NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Schedule I is amended as attached hereto.

2.	A new paragraph is added to the end of Section 3.05(a) to read as follows:

“Effective the later of January 3, 2017 or the Closing, in the case of a Participant who prior to the Closing as defined in the Purchase Agreement by and between Air Products and Chemicals, Inc., and Evonik Industries AG Dated as of May 6, 2016 (the “Evonik Agreement”) was employed by the Company’s PMD Business as that term is defined in the Evonik Agreement and who upon the Closing will become an employee of Evonik Industries AG or one of its affiliates, such Participant shall have a vested, nonforfeitable right to the portion of the Participant’s account attributable to Company Core Contributions, including any related investment earnings and losses.”

3.	In all other respects the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its Vice President, Human Resources to execute this Second Amendment to the Plan on this ________________ day of December 2016.

AIR PRODUCTS AND CHEMICALS, INC.

By: ________________________________
        Jennifer L. Grant
        Vice President- Human Resources

SCHEDULE I
PARTICIPATING EMPLOYERS
AS OF 1 January 2017

Name of Affiliated Company	Participating Employer Since Date	Revocation Date
ProCal	2 March 2015	N/A
Air Products Energy Enterprising, Inc.	Continuing	N/A
Air Products Helium, Inc.	Continuing	N/A
Air Products Manufacturing Co., Inc.	Continuing	N/A
Air Products LLC	1 June 2007	N/A
Air Products Performance Manufacturing, Inc. (formerly known as “Tomah Products, Inc.” and “Tomah Reserve, Inc.”)	1 April 2006	The Later of January 3, 2017 or the Closing
Versum Materials US, LLC	1 August 2016	1 October 2016